UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 12, 2022

ALPHABET INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37580	61-1767919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GOOGL	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Class C Capital Stock, $0.001 par value	GOOG	Nasdaq Stock Market LLC
none	none	(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 12, 2022, Sundar Pichai, Chief Executive Officer of Alphabet Inc. and Google LLC (“Google”), shared the following message with Google employees:

Hi Googlers,

Hard to believe we’re already through the first half of 2022. It’s the right opportunity to thank everyone for the great work so far this year, and to share how my Leads and I are thinking about H2.

The uncertain global economic outlook has been top of mind. Like all companies, we’re not immune to economic headwinds. Something I cherish about our culture is that we’ve never viewed these types of challenges as obstacles. Instead, we’ve seen them as opportunities to deepen our focus and invest for the long term.

In these moments, I turn to our mission: to organize the world’s information and make it universally accessible and useful. It’s what inspired me to join the company 18 years ago, and what makes me so optimistic about the impact we are able to have on the world. Knowledge and computing are how we drive our mission forward. That’s the lens we use to decide where to invest — whether it’s in areas like Search, Cloud, YouTube, Platforms and Hardware, the teams that support them, or in the AI that enables more helpful products and services.

We help people and society when we focus on what we do best, and do it really well. The investments we’ve made in the first half of the year reflect this vision. In Q2 alone, we added approximately 10,000 Googlers, and have a strong number of commitments for Q3 start dates which reflects, in part, the seasonal college recruiting calendar. These are extraordinary numbers, and they show our excitement about long-term opportunities, even in uncertain times.

Because of the hiring progress achieved so far this year, we’ll be slowing the pace of hiring for the rest of the year, while still supporting our most important opportunities. For the balance of 2022 and 2023, we’ll focus our hiring on engineering, technical and other critical roles, and make sure the great talent we do hire is aligned with our long-term priorities.

Moving forward, we need to be more entrepreneurial, working with greater urgency, sharper focus, and more hunger than we’ve shown on sunnier days. In some cases, that means consolidating where investments overlap and streamlining processes. In other cases, that means pausing development and re-deploying resources to higher priority areas. Making the company more efficient is up to all of us — we’ll be creating more ways for you all to engage and share ideas to help, so stay tuned.

Scarcity breeds clarity — this is something we have been saying since the earliest days of Google. It’s what drives focus and creativity that ultimately leads to better products that help people all over the world. That’s the opportunity in front of us today, and I’m excited for us to rise to the moment again.

-Sundar

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHABET INC.

Date: July 12, 2022	/s/ Kathryn W. Hall
Kathryn W. Hall
Assistant Secretary